UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2007

CAPE FEAR BANK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-51513	20-3035898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1117 Military Cutoff Road Wilmington, North Carolina	28405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (910) 509-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appoint of Certain Officers; Compensation Arrangements with Certain Officers

At our annual meeting of shareholders held on May 17, 2007, our shareholders approved our 2007 Omnibus Equity Plan which authorizes:

(1)	grants to our and our subsidiaries’ employees of:

•	incentive stock options that qualify for favored tax treatment under Section 422 of the Internal Revenue Code;

•	non-qualified stock options;

•	stock appreciation rights;

•	restricted stock awards; and

•	performance share awards; and

(2)	grants to our and our subsidiaries’ non-employee directors of:

•	non-qualified stock options; and

•	restricted stock awards.

The Plan authorizes the issuance of an aggregate of 231,469 shares of our common stock in connection with the various types of stock options and awards. That number amounts to approximately 6.5% of our total outstanding shares, and it includes 84,801 new shares being authorized for issuance (approximately 2.4% of our outstanding shares), plus 146,668 shares that were available for stock option grants under our existing 1999 Incentive Stock Option Plan and 1999 Nonstatutory Stock Option Plan when the new plan was approved by our Board of Directors. No additional stock options will be granted under those existing plans.

The Plan had been approved by our Board of Directors, upon the recommendation of its Compensation Committee, on March 15, 2007. A description of the terms of the Plan and each of the types of stock options and awards that may be granted under it is contained in our definitivive proxy statement dated April 12, 2007, that we filed with the Securities and Exchange Commission and distributed to our shareholders in connection with the annual meeting.

Item 9.01.	Financial Statements and Exhibits

Exhibits. The following exhibits are being filed or furnished with this Report:

Exhibit No.	Exhibit Description
10.1	2007 Omnibus Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPE FEAR BANK CORPORATION (Registrant)

Date: May 22, 2007	By:	/S/ Betty V. Norris
Betty V. Norris Senior Vice President and Chief Financial Officer

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